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                                                                   EXHIBIT 10.11

                                AGCO CORPORATION
                   NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN


SECTION I.   PURPOSE

         The AGCO Corporation Nonemployee Director Stock Incentive Plan (the "Plan") is designed to enhance the Company's long-term growth and financial performance by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable nonemployee directors. The Plan is structured to enable nonemployee directors to participate in the Company's growth and link their personal interests to those of Company stockholders. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") nor is it qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

SECTION II.  ADMINISTRATION

         The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee") consisting of not less than three members of the Board of Directors. The Committee has the authority to construe the Plan and all awards granted under it, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for administering the Plan. Any action taken by the Committee with respect to the administration of the Plan which would result in the Plan ceasing to be administered in accordance with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall be null and void.

SECTION III. SHARES SUBJECT TO THE PLAN


        a. A total of 100,000 shares of the Company's $.01 par value Common Stock (the "Common Stock") may be issued pursuant to the terms of the Plan. The stock subject to the Plan may be unissued shares or shares of issued stock held in the Company's treasury, or both.


        b. The number of shares of the Company's Common Stock available under the Plan, and the number of shares of outstanding awards, are subject to adjustment by the Board of Directors, on the same basis as all other shares of Common Stock in the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting shares of Common Stock.


        c. If any award granted under the Plan expires or otherwise terminates for any reason without having been earned, the related shares shall again become available for award under the Plan.





                                                                  April 23, 1997
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Section IV.  DURATION, AMENDMENT, AND TERMINATION

         a. Unless sooner terminated by the Board of Directors, the Plan will terminate on December 14, 2006. The Board of Directors may amend or terminate the Plan at any time, and from time to time. Any amendment to the Plan shall become effective as of the date set forth in such amendment.

         b. The Board of Directors may, from time to time, amend the Plan without stockholder approval except to the extent that any such amendment fails to comply with any applicable provision of the Code, ERISA or the rules of the New York Stock Exchange.


Section V.   ELIGIBILITY


   Awards may be granted under the Plan only to nonemployee directors of the Company.

Section VI.  TERMS AND CONDITIONS OF AWARDS


         a. The Plan provides opportunities for nonemployee directors to earn shares of the Company's Common Stock if stock appreciation goals are met. The Plan operates on three-year performance periods. Under the Plan, each nonemployee director will be awarded the right to receive 2,000 shares of Common Stock which can be earned during a three-year performance period in effect for that participant. If the awarded shares are not fully earned before the end of the three-year performance period or before the departure from the Board of Directors for any reason, whichever comes first, any unearned awards are forfeited.


         b. Each person who was a nonemployee director on December 14, 1994 shall be awarded a right to receive 2,000 shares of Common Stock. Each person who thereafter becomes a nonemployee director shall be awarded a right to receive 2,000 shares of Common Stock as of the date he or she first begins to serve as a nonemployee director. At the end of each three-year performance period or at the end of the period over which all shares awarded for a three-year performance period are earned in full, whichever comes first, each continuing nonemployee director shall be awarded a right to receive an additional 2,000 shares of Common Stock which can be earned during an additional three-year period.


         c. Awarded shares are earned in increments for each 15% increase in average stock price (with the average calculated over 20 consecutive trading days using the closing price for a share of Common Stock as reported in the record of composite transactions for the New York Stock Exchange) over the base price. The base price is defined as the closing price for a share of Common Stock on the date the award is made as reported for such date in the record of composite transactions for the New York Stock Exchange. The stock price must increase 60% for the full award to be earned. The increments of award earnings for each 15% increase over the base price are as follows:





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
                                  % Increase
                                     In Base                               % of
                                  Stock Price                       Award Earned
                                  -----------                       ------------
                                     15%                                25%
                                     30%                                50%
                                     45%                                75%
                                     60%                                100%


         d. When an increment of the awarded shares is earned, the shares shall be issued to the participant in the form of restricted stock which vests 12 months after the end of the three-year performance period for which the shares were awarded or 12 months after the date all of the shares awarded for the three-year performance period have been earned in full, whichever comes first. In the event of departure from the Company's Board of Directors for any reason, all earned awards vest.


         e. The Plan requires stock price appreciation to earn awards and the actual value of the award is determined at the time the stock vests pursuant to the vesting period described above. During the vesting period, participants receive any dividends issued on their restricted shares and have full voting rights, but they may not sell, assign, transfer, pledge or otherwise dispose of such shares.


         f. A nonemployee director shall have no right to sell, assign, transfer, pledge or otherwise dispose of or encumber any interest in any right to receive shares of Common Stock granted under the Plan, and, if a nonemployee director earns any shares of Common Stock during the first six months of any three-year performance period, the nonemployee director shall hold (within the meaning of Rule 16b-3 of the Exchange Act) such stock at least until the end of such six month period.


Section VII.   CASH BONUS AWARDS

         When the restricted shares are earned, a cash payment designed to satisfy a portion of the federal and state income tax obligations of the participant is then payable by the Company to the participant. The cash bonus award shall be an amount equal to 40% of the value of the shares on the date the stock award is earned and will be paid on the last day of the calendar year in which the awarded shares are earned. Such value shall be determined using the closing price for a share of Common Stock as reported in the record of composite transactions for the New York Stock Exchange on the date the awarded shares are earned. The tax payment is provided to remove the necessity for the nonemployee director to sell a significant portion of the stock earned under the Plan to pay taxes.





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Section VIII.  DEATH, DISABILITY OR RETIREMENT OF PARTICIPANT


         a. Upon the death or total disability of a participant or upon retirement, the program will terminate on the said date of the event with respect to the participant, and awarded shares earned to that date shall be considered vested and pass to the estate of the deceased or to the disabled or retired participant.


         b. The cash bonus award shall likewise be made to the estate of the deceased or the disabled or retired participant.


Section IX.    RESTRICTIONS ON RESALES

         Since the participants in the Plan are directors of the Company and would generally be considered "affiliates" of the Company, as that term is defined in the Rules and Regulations under the Securities Act of 1933 (the "Act"), shares of the Company's Common Stock acquired under awards may be subject to restrictions on resale imposed by the Act. Such shares could be resold under the terms of Rule 144 of the Rules and Regulations, pursuant to another applicable exemption, if any, from the registration requirements of the Act, or pursuant to an effective registration statement, should the Company elect to prepare and file one with the Securities and Exchange Commission.
Rule 144 limits the number of shares which may be sold by an affiliate within a three-month period. An "affiliate" of the Company is defined by the Rules and Regulations as a person that "directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with" the Company. Directors, officers, substantial shareholders and others, who by one means or another have the ability to exercise control over the Company, may be deemed to be "affiliates." In connection with the awards, the Company may, in order to ensure that resales are made in compliance with the Act, imprint a legend on certificates representing shares awarded to the effect that the shares may not be resold in the absence of compliance with the applicable restrictions or a determination that no restrictions are applicable.


Section X.     MISCELLANEOUS


         a. Shares awarded and earned under the Plan shall be in addition to any annual retainer, committee fees, or other compensation payable to each nonemployee director as a result of his or her service on the Board of Directors.


         b. The Plan and awards granted under the Plan shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any governmental or regulatory agency as may be required.
With respect to any nonemployee directors subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board of Directors fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board of Directors.





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         c.    The terms of the Plan shall be binding upon the Company and its successors and assigns.


         d. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.


         e. Nothing contained in this Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements.

SECTION  XI.   EFFECTIVE DATE AND STOCKHOLDER APPROVAL


         a. The Effective Date of the Plan shall be December 14, 1994, subject to approval by the holders of a majority of the Company's common stock at the 1995 Annual Meeting and all awards made before such approval shall be made subject to such approval. No awards will be granted under the Plan after the expiration of twelve years from the Effective Date.





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